Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2006, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of CommVault Systems, Inc. dated March 17, 2006.
/s/ Ernst & Young LLP
MetroPark, New Jersey
March 14, 2006